Exhibit 14

CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) of the Registration Statement on Form N-14 (the Registration Statement) of Fidelity Income
Fund: Fidelity Intermediate Government Income Fund of our report dated September 8, 1998, Fidelity Fixed-Income Trust: Spartan Short-Intermediate Government Fund of our report dated June 5, 1998, and Fidelity Charles Street Trust: Fidelity Short-Intermediate Government Fund of our report dated November 6, 1998, on the financial statements and financial highlights included in the Annual Reports to Shareholders.
We further consent to the references to our Firm under the heading "Experts" in the Proxy/Prospectus and under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information which are also incorporated by reference into the Proxy/Prospectus.
/s/ PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP
    Boston, Massachusetts
    December 16, 1998